Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-10206) of Consolidated Water Co. Ltd. of our report dated March 8, 2006 relating to the financial statements of Ocean Conversion (BVI) Ltd. which appears in this Form 10-K.
/s/ Rachlin Cohen & Holtz LLP
Fort Lauderdale, Florida
March 16, 2006